                                                                  RULE 424(B)(2)
                                             REGISTRATION STATEMENT NO. 33-57395

PRICING SUPPLEMENT No. 6, Dated March 19, 1997
TO PROSPECTUS AND PROSPECTUS SUPPLEMENT, EACH DATED APRIL 4, 1995

                           H. F. AHMANSON & COMPANY
                          MEDIUM-TERM NOTES, SERIES A
                                 (FIXED RATE)

                DUE FROM NINE MONTHS OR MORE FROM DATE OF ISSUE



                                        ---------------------------------------
ISSUE PRICE:   99.875%                                    FORM:
INTEREST RATE:  6.15%                      [x] Book Entry   [ ] Certificated
ORIGINAL ISSUE DATE: MARCH 24, 1997     ---------------------------------------
STATED MATURITY:MARCH 24, 1998
EXTENSION INFORMATION: NOT APPLICABLE
AGENT(S): BEAR, STEARNS & CO., INC., CREDIT
SUISSE FIRST BOSTON CORPORATION
UNDERWRITERS' FEE: .125%
REPURCHASE PRICE: NOT APPLICABLE
  (FOR DISCOUNT SECURITIES): NOT APPLICABLE

INTEREST PAYMENT DATES:
  (MONTHLY, QUARTERLY, SEMI-ANNUALLY OR
   ANNUALLY) JUNE 15, 1997 AND
   DECEMBER 15, 1997
REGULAR RECORD DATES: MAY 31, 1997 AND
NOVEMBER 30, 1997
REDEMPTION INFORMATION: NOT APPLICABLE

REPAYMENT INFORMATION: NOT APPLICABLE

AMORTIZING PROVISIONS: NOT APPLICABLE
SPECIAL U.S. FEDERAL INCOME
  TAX CONSIDERATIONS: NOT APPLICABLE
OTHER PROVISIONS: NOT APPLICABLE


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The aggregate principal amount of this offering is $80,000,000 and relates only to Pricing Supplement No. 6. Debt Securities, including Medium-Term Notes, Series A, may be issued by the Company in the aggregate principal amount of up to $500,000,000. To date, including this offering, an aggregate of $300,000,000 of Medium-Term Notes, Series A, and all other Debt Securities, has been issued.
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TYPE OF SALE:       IF PRINCIPAL TRANSACTION, REOFFERING AT:
  [ ] As Agent        [x] varying prices related to prevailing market prices at
                          the time of resale
  [x] As Principal    [ ] fixed public offering price of 100% of Principal
                          Amount
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